UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 25, 2013

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-11263725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2013, Mary E. Wood announced her retirement effective March 31, 2013. Ms. Wood served as Vice-President and Controller of The AES Corporation (“AES”) since July of 2007.

On March 26, 2013, the Board of Directors appointed E. Michael Ramberg to the position of Interim Controller and Principal Accounting Officer. Mr. Ramberg, 56, has a BS degree in Accounting from Bradley University. Mr. Ramberg has served as Vice-President and Assistant Controller of AES since August of 2008. In this position, he was responsible for External Reporting, Technical Accounting, Financial Policies and Controls and Derivative Accounting. Prior to his time at AES, Mr. Ramberg served from 2005 to August 2008 as Vice-President and Controller for E*TRADE Bank, a subsidiary of online brokerage E*TRADE Financial and one of the largest Federal savings banks in the United States. Prior to E*TRADE Bank, Mr. Ramberg served from 2001-2005 as Vice-President and Controller for the National Cooperative Bank (NCB), which provides banking services to cooperatives and other member-owned organizations throughout the United States. He has also held a variety of progressively responsible positions in finance at Freddie Mac, Sears and Motorola, and began his career with Touche Ross & Co. in Chicago. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: March 26, 2013	By:	/s/ Thomas M. O’Flynn
	Name:	Thomas M. O’Flynn
	Title:	Executive Vice President and Chief Financial Officer

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